Exhibit 23.3

Suite 1301, 13/F, E Building, G.T.Land Plaza 13,

Zhujiang East Road, Zhujiang New Town,

Tianhe District, Guangzhou 510623,

People’s Republic of China

March 26, 2021

To:

LIZHI INC.

Yangcheng Creative Industry Zone,

No. 309 Middle Huangpu Avenue,

Tianhe District, Guangzhou 510655,

People’s Republic of China

Dear Sir/Madam:

We consent to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in connection with the registration statement of LIZHI INC. (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 26, 2021 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JuneHe LLP
JunHe LLP